                                                                    EXHIBIT 99.2

                          PEPSICO BOTTLING OPERATIONS

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders of
PepsiCo, Inc.:

   We have audited the accompanying combined balance sheets of PepsiCo Bottling Operations ("PBO") as of December 26, 1998 and December 27, 1997 and the related combined statements of operations, cash flows and shareholder's equity and accumulated other comprehensive loss for each of the years in the three-year period ended December 26, 1998. These combined financial statements are the responsibility of PBO's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of PBO as of December 26, 1998 and December 27, 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 26, 1998, in conformity with generally accepted accounting principles.

                                          KPMG LLP

New York, New York
February 19, 1999

                          PEPSICO BOTTLING OPERATIONS

                       COMBINED STATEMENTS OF OPERATIONS

 Fiscal Years Ended December 26, 1998, December 27, 1997 and December 28, 1996

                                                         1998    1997    1996
                                                        ------  ------  ------
                                                           (In Millions)
Net Sales
  United States........................................ $541.9  $517.4  $507.0
  Central Europe.......................................  180.2   186.3   219.5
                                                        ------  ------  ------
                                                         722.1   703.7   726.5
                                                        ------  ------  ------
Cost of Sales
  United States........................................  321.3   304.2   300.2
  Central Europe.......................................  118.9   126.3   148.7
                                                        ------  ------  ------
                                                         440.2   430.5   448.9
                                                        ------  ------  ------
Gross Profit...........................................  281.9   273.2   277.6
Selling, Delivery and Administrative Expenses
  United States........................................  171.6   170.9   169.9
  Central Europe.......................................   92.5   104.6   126.8
  Allocated division and PepsiCo corporate costs.......   19.7    19.8    18.8
                                                        ------  ------  ------
                                                         283.8   295.3   315.5
                                                        ------  ------  ------
Operating Loss.........................................   (1.9)  (22.1)  (37.9)
Other Expense
  Interest expense:
    External...........................................    4.8     5.1     7.7
    PepsiCo allocation.................................   46.1    46.6    48.1
                                                        ------  ------  ------
                                                          50.9    51.7    55.8
  Foreign exchange losses..............................    0.8    14.4     1.9
                                                        ------  ------  ------
      Total other expense..............................   51.7    66.1    57.7
                                                        ------  ------  ------
Loss Before Income Taxes...............................  (53.6)  (88.2)  (95.6)
  Income tax benefit...................................    4.3     7.0     9.3
                                                        ------  ------  ------
Net Loss............................................... $(49.3) $(81.2) $(86.3)
                                                        ======  ======  ======

            See accompanying Notes to Combined Financial Statements.

                          PEPSICO BOTTLING OPERATIONS

                       COMBINED STATEMENTS OF CASH FLOWS

 Fiscal Years Ended December 26, 1998, December 27, 1997 and December 28, 1996

                                                        1998    1997    1996
                                                       ------  ------  -------
                                                           (In Millions)
Cash Flows--Operations
Net loss.............................................  $(49.3) $(81.2) $ (86.3)
Adjustments to reconcile net loss to net cash
 provided by (used for) operating activities:
  Depreciation.......................................    50.6    53.5     55.9
  Amortization.......................................    14.2    14.4     14.6
  Deferred income taxes..............................    (4.3)   (7.0)    (9.3)
  Other noncash charges and credits, net.............     --      5.4      --
  Equity in (income) loss of affiliate...............    (2.8)   (4.9)     9.4
  Changes in operating working capital:
    Trade accounts receivable, net...................    (4.7)    5.6      8.9
    Inventories......................................     0.8     5.6     10.4
    Prepaid expenses and other current assets........     2.8     0.5      5.8
    Accounts payable and other current liabilities...    (2.7)    7.7      8.3
    Trade accounts payable to PepsiCo................     5.1    (0.5)    (6.1)
                                                       ------  ------  -------
  Net change in operating working capital............     1.3    18.9     27.3
                                                       ------  ------  -------
Net Cash Provided by (Used for) Operations...........     9.7    (0.9)    11.6
                                                       ------  ------  -------
Cash Flows--Investing Activities
Capital expenditures.................................   (54.8)  (57.6)  (108.7)
Investments in and advances to affiliates............     --     (1.4)    (7.9)
Proceeds from sales of property, plant and equipment.     5.4     6.3      9.8
Other, net...........................................    (2.2)   (0.6)     4.4
                                                       ------  ------  -------
Net Cash Used for Investing Activities...............   (51.6)  (53.3)  (102.4)
                                                       ------  ------  -------
Cash Flows--Financing Activities
Short-term borrowings--three months or less, net.....     7.5   (22.9)   (30.8)
Proceeds from issuance of long-term debt.............     --      --       4.0
Payments on long-term debt...........................     --    (10.5)    (0.6)
Net investment by PepsiCo............................    16.9   101.0    123.4
                                                       ------  ------  -------
Net Cash Provided by Financing Activities............    24.4    67.6     96.0
                                                       ------  ------  -------
Effect of Exchange Rate Changes on Cash and Cash
 Equivalents.........................................     0.4    (1.8)    (0.5)
                                                       ------  ------  -------
Net Increase/(Decrease) in Cash and Cash Equivalents.   (17.1)   11.6      4.7
Cash and Cash Equivalents--Beginning of Year.........    23.2    11.6      6.9
                                                       ------  ------  -------
Cash and Cash Equivalents--End of Year...............  $  6.1  $ 23.2  $  11.6
                                                       ======  ======  =======

            See accompanying Notes to Combined Financial Statements.

                          PEPSICO BOTTLING OPERATIONS

                            COMBINED BALANCE SHEETS

                    December 26, 1998 and December 27, 1997

                                                                 1998    1997
                                                                ------  ------
                                                                (In Millions)
ASSETS
Current Assets
Cash and cash equivalents...................................... $  6.1  $ 23.2
Trade accounts receivable, less allowance of $5.1 and $4.7 in
 1998 and 1997, respectively...................................   74.4    70.0
Inventories....................................................   29.3    29.5
Prepaid expenses and other current assets......................    5.2     6.6
                                                                ------  ------
    Total Current Assets.......................................  115.0   129.3
Property, plant and equipment, net.............................  274.0   271.3
Intangible assets, net.........................................  370.0   418.7
Other assets...................................................   42.2    37.8
                                                                ------  ------
    Total Assets............................................... $801.2  $857.1
                                                                ======  ======
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
Accounts payable and other current liabilities................. $ 87.1  $122.6
Short-term borrowings..........................................   22.8    15.6
Trade accounts payable to PepsiCo..............................    5.8     2.3
                                                                ------  ------
    Total Current Liabilities..................................  115.7   140.5
Other liabilities..............................................   14.6    11.6
Deferred income taxes..........................................    9.5    13.8
                                                                ------  ------
    Total Liabilities..........................................  139.8   165.9
                                                                ------  ------
Shareholder's Equity
Net investment by PepsiCo......................................  713.8   746.8
Accumulated other comprehensive loss...........................  (52.4)  (55.6)
                                                                ------  ------
    Total Shareholder's Equity.................................  661.4   691.2
                                                                ------  ------
    Total Liabilities and Shareholder's Equity................. $801.2  $857.1
                                                                ======  ======


            See accompanying Notes to Combined Financial Statements.

                          PEPSICO BOTTLING OPERATIONS

                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
                    AND ACCUMULATED OTHER COMPREHENSIVE LOSS

            Fiscal Years Ended December 26, 1998, December 27, 1997
                             and December 28, 1996

                                                                    Accumulated
                                              Total        Net         Other
                                          Shareholder's Investment Comprehensive
                                             Equity     by Pepsico     Loss
                                          ------------- ---------- -------------
                                                      (In Millions)
Balance at December 30, 1995.............    $676.6       $703.2      $(26.6)
Comprehensive loss:
  Net loss...............................     (86.3)       (86.3)
  Currency translation adjustment........     (13.2)                   (13.2)
                                             ------
Total comprehensive loss.................     (99.5)
                                             ------
Net investment by PepsiCo................     122.7        122.7
                                             ------       ------      ------
Balance at December 28, 1996.............    $699.8       $739.6      $(39.8)
Comprehensive loss:
  Net loss...............................     (81.2)       (81.2)
  Currency translation adjustment........     (15.8)                   (15.8)
                                             ------
Total comprehensive loss.................     (97.0)
                                             ------
Net investment by PepsiCo................      88.4         88.4
                                             ------       ------      ------
Balance at December 27, 1997.............    $691.2       $746.8      $(55.6)
Comprehensive loss:
  Net loss...............................     (49.3)       (49.3)
  Currency translation adjustment........       3.2                      3.2
                                             ------
Total comprehensive loss.................     (46.1)
                                             ------
Net investment by PepsiCo................      16.3         16.3
                                             ------       ------      ------
Balance at December 26, 1998.............    $661.4       $713.8      $(52.4)
                                             ======       ======      ======


            See accompanying Notes to Combined Financial Statements.

                          PEPSICO BOTTLING OPERATIONS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         (Tabular Dollars in Millions)

Note 1--Business Description

   The accompanying financial statements reflect the combined results of operations, cash flows and net assets of certain direct and indirect wholly-owned bottling operations of PepsiCo, Inc. ("PepsiCo"). These bottling operations (herein referred to as "PepsiCo Bottling Operations" or "PBO") present the carved-out operating results and financial position of PepsiCo's bottling operations predominantly located in the midwestern part of the United States (the "Heartland") and in certain countries in Central Europe: the Czech Republic, Slovakia, Poland and Hungary. The financial information in these financial statements is not necessarily indicative of results that would have been obtained if PBO had been a separate stand-alone entity.

   PBO produces and distributes Pepsi, Diet Pepsi, Mountain Dew and other brands of carbonated soft drinks and other non-alcoholic beverages. Approximately 88% of PBO's 1998 net sales were derived from the distribution of PepsiCo products.

Note 2--Summary of Significant Accounting Policies

   The preparation of Combined Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses during the reporting period. Actual results could differ from those estimates.

 Basis of Presentation

   The accompanying Combined Financial Statements include the results of operations and assets and liabilities directly related to PBO operations. All intercompany amounts and transactions have been eliminated in combination.

   PBO was allocated $19.7 million, $19.8 million and $18.8 million of overhead costs related to divisional headquarters and PepsiCo corporate administrative functions in 1998, 1997 and 1996, respectively. The allocations were based on the specific identification of administrative costs where practicable and, to the extent that specific identification was not practicable, based upon PBO's sales volume as a percentage of PepsiCo's related total sales volume. Such allocated costs are included in selling, delivery and administrative expenses in the Combined Statements of Operations. Management believes that such allocation methodology is reasonable. The expenses allocated to PBO for these services are not necessarily indicative of the expenses that would have been incurred if PBO had been a separate stand-alone entity.

   PBO's operations have been financed through its operating cash flows and net investment by PepsiCo. PBO's interest expense includes an allocation of PepsiCo's interest expense based on PepsiCo's weighted average interest rate applied to the average balance of net investment by PepsiCo to PBO. PBO was allocated $46.1 million, $46.6 million and $48.1 million of interest expense reflecting PepsiCo's average interest rates of 6.4%, 6.2% and 6.2% in 1998, 1997 and 1996, respectively. The interest expense is not necessarily indicative of interest costs that would have been incurred if PBO had been a separate independent entity.

   Deferred taxes result from temporary differences between the financial bases and tax bases of PBO's assets and liabilities. Deferred tax assets and liabilities are adjusted for changes in tax rates and tax laws in the period that such changes are enacted. Gross potential deferred tax assets are reduced by a valuation allowance to the extent that it is not "more likely than not" that such deferred tax assets will be realized.

   Historically, PBO results have been included in the consolidated income tax returns of PepsiCo. PepsiCo manages its tax position on a consolidated basis which takes into account the results of all of its businesses and

                          PEPSICO BOTTLING OPERATIONS
global tax strategies. The income taxes in the Combined Financial Statements are computed as if PBO had actually filed separate tax returns and as such, do not include the tax benefits that may have been recognized by PepsiCo by utilizing global tax strategies.

   Income taxes payable or receivable and allocations from PepsiCo of corporate overhead and interest costs have been deemed to have been paid by PBO to PepsiCo, in cash, in the period in which the cost was incurred or the income taxes were recorded. Cash paid for external interest was $4.8 million, $5.1 million and $7.7 million, for 1998, 1997 and 1996, respectively. There were no cash payments made for income taxes in 1998, 1997 and 1996.

 Fiscal Year

   PBO's fiscal year ends on the last Saturday in December and, as a result, a fifty-third week is added every five or six years. The fiscal years ending 1998, 1997 and 1996 each consisted of fifty-two weeks.

 Revenue Recognition

   PBO recognizes revenue when goods are delivered to customers. Sales terms generally do not allow a right of return.

 Advertising and Marketing Costs

   PBO is involved in a variety of programs to promote its products. Advertising and marketing costs included in selling, delivery and administrative expenses are expensed in the year incurred. Advertising and marketing costs were $38.5 million, $39.7 million and $38.9 million, in 1998, 1997 and 1996, respectively.

 Bottler Incentives

   PepsiCo and other brand owners, at their sole discretion, provide PBO with various forms of marketing support. This marketing support covers a variety of programs and initiatives, including direct marketplace support, capital equipment funding and shared media and advertising support. Based on the objectives of the programs and initiatives, marketing support is recorded as an adjustment to net sales or a reduction of selling, delivery and administrative expenses. Direct marketplace support is primarily funding by PepsiCo and other brand owners of sales discounts and similar programs and is recorded as an adjustment to net sales. Capital equipment funding is designed to support the purchase and placement of marketing equipment and is recorded within selling, delivery and administrative expenses. Shared media and advertising support is recorded as a reduction to advertising and marketing expense within selling, delivery and administrative expenses. There are no conditions or other requirements which could result in a repayment of any support payments received by PBO.

   The total amount of bottler incentives received from PepsiCo and other brand owners in the form of marketing support amounted to $51 million, $56 million, and $59 million for 1998, 1997 and 1996, respectively. Of these amounts, $15 million, $15 million and $15 million for 1998, 1997 and 1996 were recorded in net sales and the remainder was recorded in selling, delivery and administrative expenses. The amount of bottler incentives received from PepsiCo was approximately 97% of total bottler incentives in each of the three years, with the balance received from the other brand owners.

 Stock-Based Employee Compensation

   PBO measures stock-based compensation cost in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees", and its related interpretations. PepsiCo's policy is to grant stock options at fair market value at the date of grant.

                          PEPSICO BOTTLING OPERATIONS

 Derivative Financial Instruments

   PBO did not utilize any derivative financial instruments during 1998, 1997 and 1996.

 Cash Equivalents

   Cash equivalents represent funds temporarily invested with original maturities not exceeding three months.

 Inventories

   Inventories are valued at the lower of cost (computed on the first-in, first-out method) or net realizable value.

 Property, Plant and Equipment

   Property, plant and equipment ("PP&E") is stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets as follows: 20 to 33 years for buildings and improvements and 3 to 10 years for machinery and equipment.

 Intangible Assets

   Intangible assets, which are primarily franchise rights and goodwill are both amortized on a straight-line basis over a period of generally 40 years.

 Recoverability of Long-Lived Assets

   PBO reviews all long-lived assets, including intangible assets, when facts and circumstances indicate that the carrying value of the asset may not be recoverable.

   An impaired asset is written down to its estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

 Foreign Currency Transactions

   Foreign exchange gains and losses reflect (1) transaction gains and losses and (2) when a country is considered highly inflationary, the translation gains and losses arising from the remeasurement into United States dollars of the net monetary assets of the businesses in that country. Transaction gains and losses arise from foreign exchange differences on monetary assets and liabilities that are denominated in currencies other than the business' functional currency. Amounts recorded as transaction losses were $0.8 million, $12.2 million and $0.2 million in 1998, 1997 and 1996, respectively. Poland was considered a highly inflationary economy in 1996 and 1997, and accordingly, translation losses from the remeasurement into United States dollars of the net monetary assets related to Poland were $2.2 million and $1.7 million in 1997 and 1996, respectively.

 New Accounting Standards

   In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for the reporting and display of net income and other gains and losses affecting shareholders' equity that are

                          PEPSICO BOTTLING OPERATIONS
excluded from net income. The only components of other comprehensive loss are net loss and the foreign currency translation component of shareholder's equity. These financial statements reflect the adoption of SFAS 130. Other items of comprehensive income or loss are reported in the Combined Statements of Shareholder's Equity and Accumulated Other Comprehensive Loss.

   In June 1997, the FASB issued Statement of Financial Accounting Standard 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which establishes standards for reporting information about operating segments and related disclosures about products and services, geographic areas and major customers. SFAS 131 requires that the definition of operating segments align with the measurements used internally to assess performance. SFAS 131 is a disclosure standard and its adoption will not impact PBO's financial condition or results of operations. These financial statements reflect the adoption of SFAS 131.

   In June 1998, the FASB issued Statement of Financial Accounting Standard 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. PBO is currently assessing the effects of adopting SFAS 133, and has not yet made a determination of the impact of its financial position or results of operations. SFAS 133 will be effective for PBO's first quarter of fiscal year 2000.

Note 3--Inventories

                                                                  1998    1997
                                                                 ------  ------
Raw materials and supplies...................................... $ 13.3  $ 14.3
Finished goods..................................................   16.0    15.2
                                                                 ------  ------
                                                                  $29.3   $29.5
                                                                 ======  ======

Note 4--Property, Plant and Equipment, Net

                                                             1998      1997
                                                           --------  ---------
Land......................................................  $   7.9   $    7.6
Buildings and improvements................................     83.6       82.5
Machinery and equipment...................................    398.0      371.6
Other.....................................................     12.7        4.8
                                                           --------  ---------
                                                              502.2      466.5
Accumulated depreciation..................................  (228.2)    (195.2)
                                                           --------  ---------
                                                             $274.0     $271.3
                                                           ========  =========

                          PEPSICO BOTTLING OPERATIONS

Note 5--Intangible Assets, Net

                                                             1998       1997
                                                           --------   --------
Franchise rights and other identifiable intangibles.......  $ 384.4    $ 384.4
Goodwill..................................................    127.6      161.8
                                                              512.0      546.2
Accumulated amortization..................................   (142.0)    (127.5)
                                                           --------   --------
                                                             $370.0     $418.7
                                                           ========   ========

   Identifiable intangible assets principally arise from the allocation of the purchase price of businesses acquired and consist primarily of territorial franchise rights. Amounts assigned to such identifiable intangibles were based on their estimated fair value at the date of acquisition. Goodwill represents the residual purchase price after allocation to all identifiable net assets.

   In the fourth quarter of 1998, a disputed claim was settled with the Internal Revenue Service relating to the deductibility of the amortization of acquired franchise rights. The settlement resulted in the reduction of goodwill and income taxes payable by $34.0 million.

Note 6--Accounts Payable and Other Current Liabilities

                                                                   1998   1997
                                                                   ----- ------
Accounts payable.................................................. $30.6 $ 25.2
Income taxes......................................................   --    34.0
Accrued compensation and benefits.................................  16.5   15.0
Accrued advertising...............................................  15.1   19.0
Other current liabilities.........................................  24.9   29.4
                                                                   ----- ------
                                                                   $87.1 $122.6
                                                                   ===== ======

Note 7--Short-Term Borrowings

   Short-term borrowings on the Combined Balance Sheets primarily represent loans from financial institutions and bank overdrafts. Interest rates on these borrowings ranged from 4.0% to 18.2% in 1998 and between 4.0% to 24.3% in 1997.

Note 8--Pension Plans

   United States employees of PBO participate in PepsiCo sponsored noncontributory defined benefit pension plans which cover substantially all full-time salaried employees, as well as certain hourly employees. Benefits generally are based on years of service and compensation or stated amounts for each year of service. All plans but one are funded and contributions are made in amounts not less than minimum statutory funding requirements nor more than the maximum amount that can be deducted for United States income tax purposes.

   Net periodic United States pension expense allocated from PepsiCo's plans to PBO was $1.0 million in 1998, 1997 and 1996. There are no defined benefit pension plans for PBO's foreign operations.

Note 9--Financial Instruments and Risk Management

 Foreign Exchange Risk

   As currency exchange rates change, translation of the statements of operations of our international business into United States dollars affects year-over-year comparability. PBO has not historically hedged

                          PEPSICO BOTTLING OPERATIONS
translation risks because cash flows from international operations have generally been reinvested locally, nor historically has PBO entered into hedges to minimize the volatility of reported earnings.

 Fair Value of Financial Instruments

   The carrying amount of PBO's financial instruments approximates fair value due to the short maturity of PBO's financial instruments and since interest rates approximate fair value for long-term debt. PBO does not use any financial instruments for trading or speculative purposes.

Note 10--Employee Stock Option Plans

   PBO employees were granted stock options under PepsiCo's three long-term incentive plans--the SharePower Stock Option Plan ("SharePower"), the Long-Term Incentive Plan ("LTIP"), and the Stock Option Incentive Plan ("SOIP").

   Prior to 1997, SharePower options were granted annually to essentially all full-time employees. SharePower options generally become exercisable ratably over 5 years from the grant date and must be exercised within 10 years from the grant date. There were no SharePower options granted in 1997. All SharePower options granted in 1998 become exercisable in 3 years from the grant date and must be exercised within 10 years from the grant date.

   Most LTIP options were granted every other year to senior management employees. Most of these options become exercisable after 4 years and must be exercised within 10 years from the grant date. In addition, the LTIP allows for grants of performance share units ("PSUs"). The maximum value of a PSU is fixed at the value of a share of PepsiCo stock at the grant date and vests 4 years from the grant date. Payment of PSUs are made in cash and/or stock and the payment amount is determined based on the attainment of prescribed performance goals. There were no amounts expensed for PSUs for PBO employees.

   In 1998 the LTIP was modified. Under the revised program, executives are granted stock options which vest over a three-year period and must be exercised within 10 years from the grant date. In addition to these option grants, executives may receive an additional grant or cash based upon the achievement of PepsiCo performance objectives over three years. PBO accrues compensation expense for the cash portion of the LTIP grant.

   SOIP options are granted to middle-management employees and, prior to 1997, were granted annually. SOIP options are exercisable after one year and must be exercised within 10 years after their grant date. In 1998, the SOIP was combined with the LTIP.

                          PEPSICO BOTTLING OPERATIONS

   The amounts presented below represent options granted under PepsiCo employee stock option plans. The pro forma amounts below are not necessarily representative of the effects of stock-based awards on future pro forma net income because (1) future grants of employee stock options to PBO management may not be comparable to awards made to employees while PBO was a part of PepsiCo, and (2) the assumptions used to compute the fair value of any stock option awards may not be comparable to the PepsiCo assumptions used.

                                   1998                   1997                   1996
                          ---------------------- ---------------------- ----------------------
                                  Weighted Avg.          Weighted Avg.          Weighted Avg.
                          Options Exercise Price Options Exercise Price Options Exercise Price
                          ------- -------------- ------- -------------- ------- --------------
                                                 (Options in Thousands)
Outstanding at beginning
 of year................   1,872      $19.39      2,220      $20.35      2,298      $17.91
  Granted...............     613       36.50        --          --         331       33.31
  Exercised.............    (496)      17.88       (340)      16.16       (271)      15.11
  Forfeited.............     (81)      28.60       (141)      24.21       (138)      21.12
    PepsiCo
     modification(a)....     --          --         133         --         --          --
                           -----      ------      -----      ------      -----      ------
Outstanding at end of
 year...................   1,908      $24.87      1,872      $19.39      2,220      $20.35
                           =====      ======      =====      ======      =====      ======
Exercisable at end of
 year...................     991      $17.83      1,180      $16.85      1,089      $15.99
                           =====      ======      =====      ======      =====      ======
Weighted average fair
 value of options
 granted during the
 year...................              $ 9.71                 $  --                  $ 8.90
                                      ======                 ======                 ======

--------
(a) In 1997, PepsiCo spun off its restaurant businesses to its shareholders. Immediately following this spin-off, the number of options exercisable for PepsiCo capital stock was increased and their exercise prices were decreased to preserve the economic value of those options that existed just prior to the spin-off for the holders of PepsiCo stock options.

   Stock options outstanding at December 26, 1998:

                            Options Outstanding            Options Exercisable
                  --------------------------------------- ----------------------
                           Weighted Avg.
    Range of                 Remaining     Weighted Avg.          Weighted Avg.
 Exercise Price   Options Contractual Life Exercise Price Options Exercise Price
 --------------   ------- ---------------- -------------- ------- --------------
$ 8.17 to $16.37     563     3.77 years        $13.94       521       $13.90
$16.87 to $36.50   1,345     7.46              $29.43       470       $22.16
                   -----                                    ---
                   1,908     6.37              $24.87       991       $17.83
                   =====                                    ===

   PBO adopted the disclosure provisions of Statement of Financial Accounting Standards 123 "Accounting for Stock-Based Compensation," ("SFAS 123") but continues to measure stock-based compensation cost in accordance with APB Opinion No. 25 and its related interpretations. If PBO had measured compensation cost for the PepsiCo stock options granted to its employees in 1998, 1997 and 1996 under the fair value based method prescribed by SFAS 123, the net loss would have been changed to the pro forma amounts set forth below:

                                                          1998    1997    1996
                                                         ------  ------  ------
      Net loss:
        Reported........................................ $(49.3) $(81.2) $(86.3)
        Pro forma....................................... $(50.7) $(82.4) $(86.8)

                          PEPSICO BOTTLING OPERATIONS

   The fair value of PepsiCo stock options granted to PBO employees used to compute pro forma net income disclosures were estimated on the date of grant using the Black-Scholes option-pricing model based on the following weighted average assumptions used by PepsiCo:

                                                          1998    1997    1996
                                                         ------- ------- -------
      Risk free interest rate...........................    4.7%    5.8%    6.0%
      Expected life..................................... 5 years 3 years 6 years
      Expected volatility...............................     23%     20%     20%
      Expected dividend yield...........................   1.14%   1.32%    1.5%

Note 11--Income Taxes

   The details of the income tax benefit are set forth below:

                                                            1998   1997   1996
                                                            -----  -----  -----
      Current:
        Federal............................................ $ --   $ --   $ --
        Foreign............................................   --     --     --
        State..............................................   --     --     --
                                                            -----  -----  -----
                                                            $ --   $ --   $ --
                                                            =====  =====  =====
      Deferred:
        Federal............................................ $(3.7) $(6.3) $(8.3)
        Foreign............................................   --     --     --
        State..............................................  (0.6)  (0.7)  (1.0)
                                                            -----  -----  -----
                                                            $(4.3) $(7.0) $(9.3)
                                                            =====  =====  =====

   United States and foreign loss before income taxes are set forth below:

                                                          1998    1997    1996
                                                         ------  ------  ------
      United States..................................... $(11.4) $(17.7) $(23.4)
      Foreign...........................................  (42.2)  (70.5)  (72.2)
                                                         ------  ------  ------
      Total.............................................  (53.6) $(88.2) $(95.6)
                                                         ======  ======  ======

   A reconciliation of income tax benefit calculated at the United States federal statutory rate to PBO's effective tax benefit rate is set forth below:

                                                           1998   1997   1996
                                                           -----  -----  -----
      Income tax benefit computed at the United States
       federal statutory rate.............................  35.0%  35.0%  35.0%
      State income tax, net of federal tax benefit........   0.7    0.5    0.7
      Effect of foreign tax rate differences..............  (9.0)  (5.6)  (5.6)
      Valuation allowance--foreign........................ (13.0) (18.3) (15.3)
      Nondeductible amortization of a portion of United
       States intangible assets...........................  (2.8)  (1.7)  (1.6)
      Nondeductible expenses..............................  (2.8)  (2.0)  (3.4)
                                                           -----  -----  -----
      Effective income tax benefit rate...................   8.1%   7.9%   9.8%
                                                           =====  =====  =====

                          PEPSICO BOTTLING OPERATIONS

   Deferred tax liabilities and assets are attributable to temporary differences between the financial statement bases and tax bases of certain assets and liabilities and to net operating loss carryforwards, as set forth below:

                                                                 1998    1997
                                                                ------  ------
      Intangible assets and property, plant and equipment...... $118.2  $106.5
      Other....................................................    3.2     2.8
                                                                ------  ------
      Gross deferred tax liabilities...........................  121.4   109.3
                                                                ------  ------
      Net operating loss carryforwards.........................  171.8   153.9
      Allowance for doubtful accounts..........................    1.2     1.1
      Various liabilities and other............................    4.3     7.0
                                                                ------  ------
      Gross deferred tax assets................................  177.3   162.0
      Deferred tax asset valuation allowance...................  (64.2)  (65.3)
      Net deferred tax assets..................................  113.1    96.7
                                                                ------  ------
      Net deferred income liability............................ $  8.3  $ 12.6
                                                                ======  ======
      Portion recorded in:
        Prepaid expenses and other current assets.............. $ (1.2) $ (1.2)
        Deferred income taxes..................................    9.5    13.8
                                                                ------  ------
                                                                $  8.3  $ 12.6
                                                                ======  ======

   Net operating loss carryforwards are primarily generated by allocations of interest and corporate overhead from PepsiCo as if PBO had operated on a stand-alone basis and had actually filed a separate income tax return. The valuation allowance related to deferred tax assets decreased by $1.1 million in 1998 primarily due to additions related to current year operating losses offset by temporary differences in a number of foreign and state jurisdictions.

   Net operating loss carryforwards totaling $125.7 million at year-end 1998 are available to reduce future taxes and are related to a number of foreign jurisdictions. These carryforwards expire at various times between 1999 and 2005.

Note 12--Transactions with PepsiCo

   PBO is a licensed producer and distributor of carbonated soft drinks and other non-alcoholic beverages on behalf of PepsiCo. In addition, PBO has the following relationships with PepsiCo.

   PBO purchases concentrate from PepsiCo to be used in the production of carbonated soft drinks and other non-alcoholic beverages.

   PepsiCo and PBO share a business objective of increasing availability and consumption of PepsiCo's brands. Accordingly, PepsiCo provides PBO with various forms of marketing support to promote PepsiCo's brands. This support covers a variety of programs and initiatives, including direct marketplace support, marketing programs, capital equipment funding and shared media and advertising expense. PepsiCo and PBO each record their share of the cost of marketing programs in their financial statements. Based on the objectives of the programs and initiatives, marketing support is recorded as an adjustment to net sales or a reduction of selling, delivery and administrative expense.

   PBO manufactures and distributes fountain products and provides fountain equipment service to PepsiCo customers in certain territories in accordance with the master bottling agreement. There are other products which PBO produces and/or distributes through various arrangements with PepsiCo or partners of PepsiCo.

                          PEPSICO BOTTLING OPERATIONS

PBO purchases finished goods and concentrate from the Lipton Tea Partnership and finished goods from the North American Coffee Partnership. PBO pays a royalty fee to PepsiCo for the use of the Aquafina trademark.

   PepsiCo provides certain administrative support to PBO, including collection of trade receivables, development and maintenance of information systems, and insurance coverage.

   The Combined Statements of Operations include the following income and (expense) transactions with PepsiCo:

                                                   1998      1997      1996
                                                  -------   -------   -------
      Net sales..................................  $ 13.9    $ 13.6    $ 13.4
      Cost of goods sold.........................  $(68.8)   $(66.3)   $(60.7)
      Selling, delivery and administrative
       expenses..................................  $ 43.2    $ 49.0    $ 51.8

   There are no minimum fees or payments that PBO is required to make to PepsiCo, nor is PBO obligated to PepsiCo under any minimum purchase requirements. There are no conditions or other requirements that could result in the repayment of any marketing support payments received by PBO from PepsiCo.

Note 13--Contingencies

   PBO is subject to various claims and contingencies related to lawsuits, taxes, environmental and other matters arising out of the normal course of business. Management believes that the ultimate liability, if any, in excess of amounts already recognized arising from such claims or contingencies is not likely to have a material adverse effect on PBO's annual results of operations, financial condition or liquidity.

Note 14--Business Segments

   In 1998, PBO adopted Statement of Financial Accounting Standards No. 131 Disclosures about Segments of a Business Enterprise and Related Information. PBO operates in one industry segment which is the manufacture, sale and distribution of carbonated soft drinks and other ready-to-drink beverages. The prior year's segment information presented has been restated to present our two reportable operating segments which are based on geographic area: United States and Central Europe. The relevant measure of profitability that is used to evaluate the performance of the operating segments is operating profit before allocation of corporate overhead charges. There are no significant intra-segment transactions. Revenues are based upon the location of where product was sold.

                                                        1998     1997    1996
                                                       -------  ------  ------
      Net Sales
        United States................................. $ 541.9  $517.4  $507.0
        Central Europe................................   180.2   186.3   219.5
                                                       -------  ------  ------
                                                       $ 722.1  $703.7  $726.5
                                                       =======  ======  ======
      Operating profit (loss)
        United States................................. $  49.0  $ 42.3  $ 36.9
        United States allocated overhead..............   (14.0)  (13.4)  (12.2)
                                                       -------  ------  ------
                                                          35.0    28.9    24.7
        Central Europe................................   (31.2)  (44.6)  (56.0)
        Central Europe allocated overhead.............    (5.7)   (6.4)   (6.6)
                                                       -------  ------  ------
                                                        (36.9)   (51.0)  (62.6)
                                                       -------  ------  ------
                                                       $ (1.9)  $(22.1) $(37.9)
                                                       =======  ======  ======

                          PEPSICO BOTTLING OPERATIONS

                                                            1998   1997   1996
                                                           ------ ------ ------
      Amortization of Intangible Assets
        United States..................................... $ 13.9 $ 14.1 $ 14.1
        Central Europe....................................     .3     .3     .5
                                                           ------ ------ ------
                                                           $ 14.2 $ 14.4 $ 14.6
                                                           ====== ====== ======
      Depreciation Expense
        United States..................................... $ 22.7 $ 22.5 $ 22.8
        Central Europe....................................   27.9   31.0   33.1
                                                           ------ ------ ------
                                                           $ 50.6 $ 53.5 $ 55.9
                                                           ====== ====== ======
      Capital Spending
        United States..................................... $ 30.4 $ 25.6 $ 29.1
        Central Europe....................................   24.4   32.0   79.6
                                                           ------ ------ ------
                                                           $ 54.8 $ 57.6 $108.7
                                                           ====== ====== ======
      Total Assets
        United States..................................... $580.9 $619.6 $628.5
        Central Europe....................................  220.3  237.5  289.3
                                                           ------ ------ ------
                                                            801.2  857.1  917.8
                                                           ====== ====== ======
      Long-lived Assets
        United States..................................... $507.4 $548.4 $560.1
        Central Europe....................................  178.8  179.4  225.6
                                                           ------ ------ ------
                                                           $686.2 $727.8 $785.7
                                                           ====== ====== ======

   Other assets on the Combined Balance Sheets include a $37.2 million, $34.6 million and $28.3 million investment in a Polish joint venture at December 26, 1998, December 27, 1997 and December 28, 1996, respectively. PBO's equity income or loss in such joint venture was $2.8 million and $4.9 million equity income in 1998 and 1997 and $9.4 million equity loss in 1996.

Note 15--Subsequent Events (Unaudited)

   On January 25, 1999, the Board of Directors of Whitman Corporation ("Whitman") approved an agreement in which PepsiCo will consolidate certain of its bottling territories and other assets with Whitman's existing bottling businesses to create a new bottling company referred to as "New Whitman." PepsiCo will transfer to the new company a number of bottling operations, including territories in Illinois, Indiana, Missouri and Ohio in the United States as well as in the Czech Republic, Slovakia, Hungary and Poland. PepsiCo also will transfer to the new company the 20% stake it currently holds in Whitman's Pepsi-Cola General Bottlers subsidiary. The agreement specified that Whitman will transfer to PepsiCo operations in: Marion, Virginia; Princeton, West Virginia and St. Petersburg, Russia.

   New Whitman will assume liabilities associated with PepsiCo's United States operations and will acquire PepsiCo's international operations for cash, resulting in net proceeds to PepsiCo of $300 million. In addition, PepsiCo will receive 54 million shares of common stock in New Whitman, giving PepsiCo immediate ownership of approximately 35% of New Whitman.

   The merger transaction is subject to the approval of the shareholders of Whitman.

   On March 19, 1999, Whitman sold its bottling operations located in Marion, Virginia and Princeton, West Virginia along with related transportation assets to PepsiCo for $97.8 million in cash.